Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald F. Sullivancertify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.           The Annual Report on Form 10-K of Sibling Entertainment Group Holdings, Inc., (the “Company”) for the period ended ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2012

By: /s/ Gerald F. Sullivan
Name: Gerald F. Sullivan
Title: Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer)